Exhibit 99.1

Deciphera Pharmaceuticals Announces Proposed Public Offering of Common Stock

Waltham, MA – June 4, 2018 – Deciphera Pharmaceuticals, Inc. (NASDAQ:DCPH), a clinical-stage biopharmaceutical company focused on addressing key mechanisms of tumor drug resistance, today announced that it has commenced a proposed public offering of 3,750,000 in shares of its common stock. In addition, Deciphera also intends to grant the underwriters a 30-day option to purchase up to 562,500 shares of its common stock.

J.P. Morgan and Piper Jaffray are acting as joint book-running managers for the offering.

A registration statement relating to the offering has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective.

The offering is being made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering may be obtained, when available from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, by email at prospectus-eq_fi@jpmchase.com or by telephone at (866) 803-9204, or Piper Jaffray & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN, 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at emailprospectus@pjc.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Deciphera Pharmaceuticals

Deciphera Pharmaceuticals is a clinical-stage biopharmaceutical company focused on improving the lives of cancer patients by tackling key mechanisms of drug resistance that limit the rate and/or durability of response to existing cancer therapies. Our small molecule drug candidates are directed against an important family of enzymes called kinases, known to be directly involved in the growth and spread of many cancers. We use our deep understanding of kinase biology together with a proprietary chemistry library to purposefully design compounds that maintain kinases in a “switched off” or inactivated conformation. These investigational therapies comprise tumor-targeted agents designed to address therapeutic resistance causing mutations and immuno-targeted agents designed to control the activation of immunokinases that suppress critical immune system regulators, such as macrophages. We have used our platform to develop a diverse pipeline of tumor-targeted and immuno-targeted drug candidates designed to improve outcomes for patients with cancer by improving the quality, rate and/or durability of their responses to treatment.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding our proposed offering, the potential for our drug candidates to treat cancers and Deciphera Pharmaceuticals’ strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the proposed offering such as market conditions, the possibility that the closing conditions of the proposed offering will not be met and/or that the parties will be unable to consummate the proposed transaction on the anticipated terms or at all, that the cost of the transaction to the Company will be more than planned, the development of Deciphera Pharmaceuticals’ drug candidates Deciphera Pharmaceuticals’ ability to successfully demonstrate the efficacy and safety of its drug candidates and other risks identified in the Company’s SEC filings, including its Registration Statement on Form S-1 filed with the SEC on June 4, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.; Any forward-looking statements contained in this press release represent Deciphera Pharmaceuticals’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Deciphera Pharmaceuticals explicitly disclaims any obligation to update any forward-looking statements.

Contacts:

Media:

Gina Nugent, The Yates Network

gina@theyatesnetwork.com

617-460-3579

Investor Relations:

Laura Perry or Sam Martin, Argot Partners

Laura@argotpartners.com or Sam@argotpartners.com

212-600-1902

Company:

Christopher J. Morl, Chief Business Officer

Deciphera Pharmaceuticals, Inc.

cmorl@deciphera.com

781-209-6418

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